Exhibit 10.31

AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment to Employment Agreement (the “Amendment”) is entered into as of April 9, 2015, by and between The J. M. Smucker Company, an Ohio corporation, with its principal place of business in Orrville, Ohio (the “Company”), and David J. West (the “Executive”).

RECITALS

WHEREAS, the parties entered into an Employment Agreement dated February 3, 2015 (the “Agreement) and now wish to amend the Agreement.

WHEREAS, in the Agreement Executive’s Inducement Grant vesting date was set using the anniversary of the Effective Date of the Agreement and the parties have agreed to change the vesting date to the end of the Company’s fiscal year.

NOW, THEREFORE, in consideration of the promises, covenants and agreements of the parties, and the mutual benefits they will gain by the performance of the promises herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

AGREEMENT

Amend Section 2, Compensation and Benefits, to read

(b) Inducement Grant. Within thirty (30) calendar days following the Effective Date, subject to the approval of the Committee, Executive shall receive an option grant in the amount of One Hundred Twenty Five Thousand (125,000) options (the “Options”), which Options shall have an exercise price equal to the fair market value of the Company’s common stock on the date of grant. The Options will be service and performance based with a three (3) year ratable vesting schedule (33% of the Options will vest, assuming performance objectives are met and subject to continued service through the applicable vesting date, which will be the end of each of the first three (3) fiscal years, beginning with the fiscal year ending April 30, 2016, with objectives established by the Committee in its discretion; provided, that, the applicable performance goals shall be consistent with those applicable to performance-based awards granted to similarly situated executives of the Company). Vested Options shall have an exercise term for the earlier of ten (10) years following the date of the grant or three (3) years following termination of services to the Company either as an employee or a member of the Board. The Options shall not be subject to any restrictive covenants, if any, broader than the covenants set forth in this Agreement.

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IN WITNESS WHEREOF, the parties have executed and delivered this Amendment to Employment Agreement as of the date first written above.

COMPANY:

The J. M. Smucker Company

By:	/s/ Richard K. Smucker
Richard K. Smucker

EXECUTIVE:

/s/ David J. West
David J. West